                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

                  [Amendment No. ............................]

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                              ARAMARK CORPORATION
 -----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                              ARAMARK CORPORATION
 -----------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

/ / $500 per each  party to the  controversy  pursuant  to  Exchange  Act Rule
    14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:


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    2) Aggregate number of securities to which transaction applies:


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       pursuant to Exchange Act Rule 0-11:*


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*Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as  provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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    4) Date Filed:___________________________________________________________

                                  LOGO ARAMARK




                    Notice of Annual Meeting of Stockholders


To our Stockholders:

         The annual meeting of the stockholders of ARAMARK Corporation, a Delaware corporation, will be held on the Sixteenth Floor of ARAMARK Tower, 1101 Market Street, Philadelphia, Pennsylvania, on Tuesday, February 13, 1996, at 3:00 p.m. Philadelphia time, for the following purposes:

         1.  To elect directors for the ensuing year.

         2. To consider and act upon a proposal to approve the Combined Stock Ownership Plan.

         3. To consider and act upon a proposal to approve the Stock Unit Retirement Plan.

         4. To transact such other business as may properly come before the meeting.

         The Board of Directors has fixed the close of business on December 28, 1995 as the record date for determination of the stockholders entitled to notice of and to vote at the meeting. A list of such stockholders will be open for examination by stockholders for any purpose germane to the meeting for a period of ten days prior to the meeting at the offices of ARAMARK at ARAMARK Tower, 1101 Market Street, Philadelphia, Pennsylvania.

         Whether or not you expect to attend the meeting in person, please fill in, date and sign the enclosed proxy card and mail it in the enclosed return envelope provided for that purpose.



                                            Martin W. Spector
                                            Executive Vice President
                                            and Secretary



Dated:  January 9, 1996

                                  LOGO ARAMARK





                                 PROXY STATEMENT


                         ANNUAL MEETING OF STOCKHOLDERS


Solicitation by Board of Directors

         This statement is furnished in connection with the solicitation by the Board of Directors of ARAMARK Corporation (herein called "ARAMARK" or the "Company") of proxies for use at the annual meeting of its stockholders to be held on February 13, 1996, and at any adjournment thereof. Stockholders who execute proxy cards may revoke them at any time before they are voted by delivering a later-dated proxy card or written notice of revocation to the Secretary of ARAMARK, or by personally notifying the Secretary of ARAMARK at the meeting.

         ARAMARK's executive offices are located at ARAMARK Tower, 1101 Market Street, Philadelphia, Pennsylvania 19107 (telephone: 215-238-3000). It is expected that proxy cards and proxy statements will be mailed to stockholders on or about January 9, 1996.

Shares Outstanding and Voting Rights

         Only holders of shares of Common Stock Class A and Common Stock Class B of record at the close of business on December 28, 1995 are entitled to vote at the meeting. On that date, there were outstanding 2,104,632 shares of Common Stock Class A and 22,696,752 shares of Common Stock Class B (together, the "Common Stock"). Each holder of Common Stock entitled to vote will have the right to one vote for each such share standing in his, her or its name on the books of ARAMARK. Holders of Series C Preferred Stock are not entitled to notice of, or to vote at, the meeting.

         All shares represented in person or by proxy will be counted for quorum purposes. Where a stockholder does not specify a choice on a properly signed and dated proxy card, the shares will be voted as recommended by the Board of Directors. Where a stockholder, by marking a proxy card, withholds a vote on the election of any director, such vote will not be counted as entitled to vote (i.e., will not be counted as a vote cast) with respect to that election. Abstentions will be counted as votes cast (i.e., will be counted as votes against) on any matter to which they relate.

1.       Election of Directors

         Eleven directors will be elected by a plurality of the votes cast at the meeting. The persons listed below are proposed to be elected to serve until the next annual meeting of stockholders and the election and qualification of their respective successors:

     Joseph Neubauer                     Lee F. Driscoll, Jr.
     Robert J. Callander                 Mitchell S. Fromstein
     Alan K. Campbell                    Edward G. Jordan
     Ronald R. Davenport                 Thomas H. Kean
     Philip L. Defliese                  Reynold C. MacDonald
                                         James E. Preston

         If, due to circumstances not now foreseen, any of the nominees becomes unavailable for election, the proxy agents named in the proxy cards will have the right to vote for a substitute in each case, or the Board of Directors will take appropriate action to reduce the number of directors.

2.       Combined Stock Ownership Plan

         General. The 1987 Stock Option Plan ("1987 Plan") and the 1991 Stock Ownership Plan (the "1991 Plan") are part of the ARAMARK Ownership Program. The Program and the terms of purchase opportunities granted under the Program are generally described under "The ARAMARK Ownership Program". The Plans are proposed to be amended and combined (the "Combined Plan"), and a copy of the Combined Plan is attached to the Proxy Statement, and is specifically incorporated herein by reference.

         The 1987 Plan was adopted by the Board of Directors in May 1987 and was approved by stockholders in February 1988. The 1987 Plan provides for issuance of up to 8,357,956 shares of Class B Common Stock through the granting of incentive stock options and/or nonqualified options and purchase opportunities, which for U.S. income tax purposes are intended to be nonqualified options. On December 28, 1995, 2,803,023 purchase opportunities and options were outstanding under the 1987 Plan and 23,879 shares were available for the granting of future purchase opportunities and options.

         The 1991 Plan was adopted by the Board of Directors in November 1991 and was amended in 1994. The 1991 Plan was approved by stockholders in February 1995. The 1991 Plan provides for issuance of up to 10,000,000 shares of Class B Common Stock through the granting of nonqualified options and purchase opportunities, which for U.S. income tax purposes are intended to be nonqualified options. On December 28, 1995, 7,358,218 purchase opportunities and options were outstanding under the 1991 Plan and 57,159 shares were available for the granting of future purchase opportunities and options.

         Each of the Plans allows the Company to offer, and under the Plans the Company has offered, stock purchase opportunities to selected employees in three different ways: the direct sale of shares, the grant of stock purchase opportunities, and the grant of stock options.

         Each of the Plans grants certain administrative authority to the Human Resources, Compensation and Public Affairs Committee (the "Committee") which consists of six members of the Board of Directors.

         The Committee is authorized to grant purchase opportunities and to determine the number of shares to be offered thereby to each selected key employee. The term "key employee" is not defined in either Plan, and subject to the express provisions of the Plan, the Committee has complete authority to determine the employees who receive purchase opportunities thereunder. As a result, the number of employees eligible to participate in either Plan is not determinable.

         The Company will use the net proceeds from the sale of shares pursuant to exercises of purchase opportunities for general corporate purposes.

         Neither Plan is subject to any provisions of the U.S. Employee Retirement Income Security Act of 1974 or is "qualified" within the meaning of
Section 401(a) of the U.S. Internal Revenue Code.

         Tax Consequences. With respect to the purchase opportunities, the Company understands that, under current U.S. income tax laws, (i) no income will be recognized to the employee at the time of grant; (ii) upon exercise of a purchase opportunity, the employee must treat as ordinary income the difference, if any, between the exercise price and any higher fair market value of the Common Stock on the date of exercise; and (iii) assuming the shares received upon exercise of such purchase opportunities constitute capital assets in the employee's hands, any further gain or loss upon disposition of shares may be treated as capital gain or loss. The Company further understands that tendering shares already owned by the holder of a purchase opportunity in order to exercise such purchase opportunity (a "stock-for-stock exercise," so called) would be considered a "like-kind exchange" of existing shares for new shares and would not be considered a sale of such previously acquired shares that would result in the recognition of capital gain or loss by the employee. Upon exercise of a purchase opportunity by an employee, the Company generally will be able to treat as a deductible expense for U.S. income tax purposes the difference, if any, between the exercise price and any higher fair market value of the Common Stock on the date of exercise.

         Proposed Amendments. The Combined Plan would increase by approximately 11 million the number of shares available under the Plans for the granting of future purchase opportunities and options. Based on the number of purchase opportunities outstanding on December 28, 1995, the available shares would increase to 10,338,759 from the current level of 81,038. During the last three fiscal years, the Company has granted 11,500,851 purchase opportunities to 4,523 employees under the ARAMARK Ownership Program. The Company's senior management continues to believe that management ownership has significantly contributed to the Company's success and desires to continue to use the Program to expand both the number of management investors and their percentage ownership.

         The Combined Plan would also allow the Committee to grant new purchase opportunities, or amend outstanding purchase opportunities, to permit the employee holder of the purchase opportunity to transfer the purchase opportunity to immediate family members or trusts or partnerships for such family members. Such transfers could be helpful to the employee for gift and estate planning. However, the Company understands that any such transfer would not affect the U.S. income tax consequences at the time the purchase opportunity is exercised to either the employee or the Company. The Committee believes that this transferability feature would be beneficial to the employee only in very limited circumstances and does not anticipate making transferable purchase opportunities generally.

         The Combined Plan is also changed in certain respects to allow the Company to obtain a tax benefit in connection with the exercise of purchase opportunities by certain senior executives, even if the exercise has the effect of increasing their compensation for U.S. income tax purposes over $1 million. The U.S. Internal Revenue Code generally allows the Company to treat an amount equal to the gain realized by an employee at the time of exercising a purchase opportunity as a deductible expense. However, for certain senior executives with taxable compensation in a fiscal year over $1 million, the amount in excess of $1 million is not a deductible expense for the Company unless certain conditions are met. For the exercise of purchase opportunities to meet such conditions, it is necessary (i) to amend the Combined Plan to, among other things, limit specifically the number of purchase opportunities that can be granted to any one employee during any one year, and restrict the Committee membership to "outside directors" who have not previously been officers of the Company and (ii) to have the stockholders approve the Combined Plan. The Combined Plan specifically limits to one million the number of purchase opportunities that can be granted to any one employee during any one year and so restricts Committee membership. The Committee has never granted more than one million purchase opportunities to any one employee during any one year. The Combined Plan will also prohibit Mr. Campbell from acting as a member of the Committee for purposes of administering the Company's stock plans. Mr. Campbell is a former Executive Vice President of ARAMARK Corporation and a member of the Human Resources, Compensation and Public Affairs Committee and is not, therefore, considered to be an "outside director" for these purposes.

         The Combined Plan would also continue to allow Company officers and directors to use the stock-for-stock method of exercising installment stock purchase opportunities and options. The stock-for-stock method of exercise is much the same as selling currently owned shares and then using the cash proceeds to pay a portion of the exercise price. There is a significant tax difference, however, in that no taxable capital gain is currently generated by the use of a stock-for-stock exercise. Under current Securities and Exchange Commission ("SEC") regulations, an officer or director is prohibited from "profiting" upon any purchase and sale, or sale and purchase, of Common Stock within a six month period. Generally, a stock-for-stock exercise in January would be considered a sale at the then-current appraisal price and could be "matched" with an earlier purchase at a lower appraisal price, such as the receipt of an installment stock purchase opportunity in the previous November. SEC regulations provide an exemption from this result, but only if the plan under which the purchase opportunity or option was granted has been approved by stockholders. Accordingly, if the Combined Plan is approved, then officers and directors may continue to use the stock-for-stock exercise method, to the same extent as other employees, for exercising both currently outstanding and future grants of purchase opportunities and options under the Combined Plan. In addition, the Combined Plan is also being amended to ensure that the administration of the Plan by the Committee is considered "disinterested" under current SEC regulations, so that the grant of a purchase opportunity or an option will also generally not be considered a purchase for these purposes.

         Possible Additional Grants. Prior to the annual meeting of stockholders, the Board may consider granting purchase opportunities to employees (which may include directors) in excess of the number of shares currently available under the Plans. Such grants, if made, would be subject to approval of the Combined Plan by the stockholders. If the Board were to grant purchase opportunities to members of the Committee, such grants would cause the members of the Committee no longer to be considered "disinterested" under current SEC regulations. In order to make grants to Committee members without affecting the "disinterestedness" of the Committee, the Board could adopt (without the need for additional stockholder approval) a new plan, substantially similar to the Plans, to be used for grants of purchase opportunities to directors and could modify the Combined Plan to make directors who are not also employees of the Company ineligible to receive grants under the Combined Plans.

         Stockholder Approval. If the Combined Plan is not approved, then the 1987 Plan and the 1991 Plan will continue unchanged and outstanding installment purchase opportunities and options will not be affected. To be approved, the Plan must receive the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the meeting (voting as a single class).

         The Board of Directors recommends a vote FOR the Plan.

3.       Stock Unit Retirement Plan

         General. The Stock Unit Retirement Plan (the "SURP") is a non-qualified retirement plan for highly compensated employees who are not eligible to participate in any Company-sponsored qualified retirement plan. A copy of the SURP is attached to the Proxy Statement, and is specifically incorporated herein by reference.

         The SURP was adopted by the Board of Directors in August 1989 in response to changes in the U.S. Internal Revenue Code. These changes required as a condition for the continuing "qualification" of employer-sponsored defined contribution plans under Internal Revenue Code section 401(a) (and the resulting U.S. income tax benefits for plan sponsors and participants) that there be a substantial level of participation in such plans by "non-highly compensated" employees as compared to the level of participation in such plans by "highly compensated" employees. To ensure that the Company's Retirement Savings Plan would continue to be qualified, the Company prohibited further participation by certain employees and adopted the SURP for those employees. The SURP became effective as of January 1, 1990 and was amended in 1995.

         The SURP is intended to provide to the participants benefits similar to those provided to employees in the Company's Retirement Savings Plan. Participants in the SURP may defer up to 15% of their compensation; the Company accrues interest on the participants' deferred compensation; the Company credits each participant's account with a "matching" amount annually, equal to between 25% and 75% (60% for fiscal 1995) of the participant's first 6% of compensation deferred in that year and limited to the same maximum as the Retirement Savings Plan (currently $9,240); the Company match is in deferred stock units, which are substantially equivalent to an investment in Class B Common Stock; and the deferred compensation, accrued interest and shares of Common Stock are distributed to the participant at the time of his or her termination of employment. Shares which are distributed are subject to the Stockholders' Agreement, and the Company's current policy is to repurchase such shares shortly after their distribution at their then-current appraisal price.

         The SURP, unlike the Retirement Savings Plan, is an unfunded plan. The amounts payable as benefits are not set aside, but rather are carried on the books of the Company as unsecured liabilities. Similarly, the deferred stock units are not outstanding shares, but rather are obligations to issue shares in the future.

         As of September 30, 1995, there were 701 participants in the SURP, and the aggregate of all accrued and unpaid benefits at that date was equal to $21,089,750 plus 689,447 deferred stock units.

         The SURP grants certain administrative authority to the Human Resources, Compensation and Public Affairs Committee (the "Committee") which consists of six members of the Board of Directors.

         The Committee is authorized, among other things, to establish criteria for participation in the SURP; to set the amount of the Company's match annually (which each year has been equal to the percentage match for the Retirement Savings Plan); and to set the rate of interest accruing on the participants' deferred compensation (which currently is set as equal to the rate of return provided by the interest income fund under the Retirement Savings Plan).

         The SURP is subject only to those provisions of the U.S. Employee Retirement Income Security Act of 1974 that apply to so called "top hat" plans. These provisions include claims handling and claims appeal sections.

         Tax Consequences. With respect to the SURP, the Company understands that, under current U.S. income tax laws, (i) no income will be recognized to a participant at the time he or she defers compensation, at the time interest accrues on such deferred compensation or at the time the Company allocates deferred stock units to his or her account; and (ii) upon distribution to the participant of any deferred compensation or accrued interest thereon or shares of stock, the participant must treat as ordinary income the amount of the money and the fair market value of the shares distributed. The Company generally will be able to treat as a deductible expense for U.S. income tax purposes the compensation deferred, the interest accrued thereon and the fair market value of the stock distributed, but not until the time, and only to the extent, such money and shares are distributed to the participant.

         Recent Amendments. The SURP was amended in 1995. The amendments allow the Committee to establish rules for participants to elect to extend their deferrals beyond the termination of their employment with the Company. By extending the deferral of the distribution, a participant could also defer the U.S. income tax consequences of such distribution. Tax-advantaged distribution choices that generally are available for distributions from qualified retirement plans (such as a "tax-free" roll-over into an individual retirement account) are not available for distributions from the SURP, since it is not a qualified plan. The amendments, however, would not allow the participant to defer additional compensation earned after his or her termination of employment and would not provide for additional allocations beyond his or her termination of employment. In addition, at the time of termination of employment all of the Company's allocations to the participant would convert into deferred preferred stock units, and generally would be the equivalent of an investment in Series D Preferred Stock, the terms of which are described below (rather than continuing to be substantially equivalent to an investment in Class B Common Stock). The Committee has not yet established any rules for such extended deferrals.

         The amendments would also allow Company officers who participate in the SURP to sell shares in the December-January internal market. Under current SEC regulations, an officer is prohibited from "profiting" upon any purchase and sale, or sale and purchase, of Common Stock within a six month period. Generally, a Company match under the SURP in September would be considered a purchase by the officer and could be "matched" with a sale of Common Stock in the internal market in the following January. SEC regulations provide an exemption from this result, but only if (i) the SURP delays for six months the effectiveness of most elections an officer can make under the SURP, (ii) the administration of the SURP by the Committee is considered "disinterested" under current SEC regulations, and (iii) the SURP has been approved by stockholders. The amendments delay, for six months after it is made, the effectiveness of any election made under the SURP by an officer, except for the effectiveness of an election to extend his or her deferral beyond his or her termination of employment. In addition, under current SEC regulations, the administration of the Plan by the Committee is considered "disinterested." Accordingly, if the SURP is approved by the stockholders, then officers who participate in the SURP may in the future also participate in the December-January internal market to the same extent as other employees. To the extent the SEC amends its regulations to provide a less restrictive exemption, the Board of Directors would be authorized to eliminate this restriction on elections by officers.

         Series D Preferred Stock. The Board of Directors has recently designated a new series of Preferred Stock (the "Series D Preferred Stock"). The Series D Preferred Stock has a cumulative dividend. The dividend does not have a stated payment date. The dividend rate is initially 2.5% per annum and resets annually to 50% of the One Year Treasury Rate (as defined). The par value is $1 per share and the liquidation value is $1,000 per share plus accrued and unpaid dividends. The Series D Preferred Stock ranks equally with the Series C Preferred Stock as to priority of payment of declared dividends and upon liquidation. The Series D Preferred Stock generally has no voting rights except as required by law. The Series D Preferred Stock is generally not transferable (other than by will or the laws of descent or transfers consented to by the Company). The Series D Preferred Stock is callable at the election of the Company at any time in whole or on a selected basis at a price equal to the liquidation value. The Series D Preferred Stock does not have the benefit of any mandatory redemption or sinking fund, and is not convertible into any other securities of the Company.

         Stockholder Approval. If the SURP is not approved, then the current version of the SURP will continue unchanged. To be approved, the SURP must receive the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the meeting (voting as a single class).


         The Board of Directors recommends a vote FOR the SURP.

Directors

Name (Age as of November 1, 1995)    Office Held (Committee)             Since
---------------------------------    -----------------------             -----
Joseph Neubauer (54)............    Chairman and President               1979
                                    and Director (1)(2)(3)
Robert J. Callander (64)........    Director(2)(3)(4)                    1986
Alan K. Campbell (72)...........    Director (4)                         1980
Ronald R. Davenport (59)........    Director(1)(4)                       1980
Philip L. Defliese (80).........    Director(1)(3)                       1979
Lee F. Driscoll, Jr. (69).......    Director(1)                          1973
Mitchell S. Fromstein (67)......    Director (3)(4)                      1990
Edward G. Jordan (65)...........    Director(1)(2)(3)                    1980
Thomas H. Kean (60).............    Director (3) (4)                     1994
Reynold C. MacDonald (77).......    Director(1)(2)(3)                    1977
James E. Preston (62)...........    Director(4)                          1993
---------------------
         The numbers following the offices held by the directors indicate membership in the following Board committees during fiscal 1995:
         (1)  Audit and Corporate Practices
         (2)  Executive
         (3)  Finance
         (4)  Human Resources, Compensation and Public Affairs



Directors Meetings and Committees

         ARAMARK's Board of Directors held 7 meetings during fiscal 1995. The Board has certain standing committees which are described below. During fiscal 1995, each director attended at least 75% of the aggregate of all Board meetings and all meetings of committees on which he served, except Mr. Fromstein who attended 13 out of 19 such meetings.

         The Audit and Corporate Practices Committee reviews the periodic financial reports and the accounting principles used by the Company and the adequacy of the Company's system of internal controls. It also reviews with the independent public accountants and the internal audit department the scope of their audits, their audit reports and any recommendation made by them to determine whether these activities are reasonably designed to assure the soundness of accounting and financial procedures. It recommends the action to be taken with respect to the appointment, and approves the compensation, of the Company's independent public accountants and monitors compliance with the Company's business conduct policy. It held 4 meetings during fiscal 1995.

         The Executive Committee, when acting by unanimous vote of all members, has the full power of the Board of Directors when the Board is not in session, with specific limitations relating to certain corporate governance or other corporate matters. The Committee did not hold any meetings in fiscal 1995.

         The Finance Committee reviews the overall financial and business plans of the Company, including capital expenditures, acquisitions and divestitures, securities issuances and incurrences of debt and the performance of the Company's retirement benefit plans. It recommends to the Board specific transactions involving the foregoing, and it has been empowered by the Board to approve certain financial commitments and acquisitions and divestitures by the Company up to specified levels. It held 6 meetings during fiscal 1995.

         The Human Resources, Compensation and Public Affairs Committee consists entirely of outside directors. The Committee determines the base salary of the Chairman and President (subject to review and approval by the Board) and approves the salaries and bonuses paid to officers and other employees who are line of business presidents or whose current or proposed base salary exceeds $200,000 per annum. It reviews appointments to senior management positions and the nature and scope of the Company's employee benefit plans. It also reviews and recommends the compensation of outside directors and reviews the Company's contribution policy and practices for its retirement benefit plans. The committee is also authorized to exercise the Company's rights and powers under the Restated and Amended Stockholders' Agreement, including approval of grants of stock purchase opportunities under the ARAMARK Ownership Program as well as the annual approval of an internal market policy providing for the repurchase of shares from management investors. It held 6 meetings during fiscal 1995.

Business Experience

         The principal occupations during the past five years of the Company's directors and other directorships currently held by directors are as follows:

         Mr. Neubauer has been president and chief executive officer of the Company since February 1983 and the chairman since April 1984. He is a director of Bell Atlantic Corporation, Federated Department Stores, Inc., First Fidelity Bancorporation, and Penn Mutual Life Insurance Co.

         Mr. Callander is executive-in-residence at the Business School of Columbia University. He was president of Chemical Bank and Chemical Banking Corporation from August 1990 to June 1992. He is a director of Barnes Group, Inc., Beneficial Corporation, Latin American Dollar Income Fund, New Asia Fund, Omnicom Group Inc., and Scudder World Income Opportunities Fund.

         Dr. Campbell was vice chairman of the Company from April 1984 to February 1991 and was executive vice president from December 1980 until his retirement in September 1990.

         Mr. Davenport has been the chairman and president of Sheridan Broadcasting Corporation since 1972. He is a director of Bell Atlantic - Pennsylvania, Inc.

         Mr. Defliese was the chairman and managing partner of Coopers & Lybrand prior to his retirement in 1977. He was a professor at the Graduate School of Business, Columbia University from 1977 until 1986 and has been Professor Emeritus at Columbia since 1986.

         Mr. Driscoll was a partner in the Philadelphia law firm of Ballard, Spahr, Andrews & Ingersoll from January 1984 until December 1990.

         Mr. Fromstein has been chairman, president and chief executive officer of Manpower Inc. since March 1976. He is a director of Manpower Inc. and ARI Network Services, Inc.

         Mr. Jordan was the chairman and chief executive officer of Consolidated Rail Corporation from 1975 to 1981 and served as the president of The American College from 1982 until 1987. He is a director of Acme Metals Incorporated.

         Former Governor Kean was the Governor of the State of New Jersey from 1982 until 1990. He has been the president of Drew University since 1990. He is a director of Amerada Hess Corporation, Bell Atlantic Corporation, Beneficial Corporation, Fiduciary Trust International and United Health Care Corporation.

         Mr. MacDonald serves as a consultant to Acme Metals Incorporated. He was chairman of Acme Metals Incorporated from June 1986 until May 1992. He is a director of Acme Metals Incorporated and Kaiser Ventures Inc.

         Mr. Preston has been the chairman, president, chief executive officer and a director of Avon Products, Inc. since 1989. He is a director of Woolworth Corporation and Reader's Digest Association.

Executive Compensation

         The following table sets forth information with respect to the compensation of the named executive officers for services in all capacities to the Company in the years indicated.

                                                Annual Compensation    Stock        All
                                       Fiscal   --------------------   Option      Other
Name and Current Principal Position     Year     Salary      Bonus    Granted(#)  Comp(1)
-----------------------------------    ------    ------      -----    ----------  -------
Joseph Neubauer                         1995    $820,000    $650,000   500,000    $15,000
 Chairman, President and                1994    $790,000    $650,000         0     $5,500
 Chief Executive Officer                1993    $760,000    $550,000         0    $17,000
Julian L. Carr, Jr.                     1995    $337,000    $180,000    25,000     $5,500
 Executive Vice President and           1994    $320,000    $215,000         0     $5,500
 President of ARAMARK Health &          1993    $300,000    $205,000         0     $5,000
 Education Services Group
James E. Ksansnak                       1995    $342,000    $225,000    35,000     $5,500
 Executive Vice President,              1994    $330,000    $235,000         0     $5,500
 Chief Financial Officer                1993    $315,000    $195,000         0     $5,000
William Leonard                         1995    $362,000    $325,000    70,000     $5,500
 Executive Vice President, and          1994    $345,000    $240,000         0     $5,500
 President of ARAMARK Global            1993    $290,000    $225,000   185,000    $14,000
 Food & Support Services Group
Martin W. Spector                       1995    $327,000    $200,000    10,000     $5,500
 Executive Vice President,              1994    $317,000    $210,000         0     $5,500
 General Counsel and                    1993    $307,000    $175,000         0     $5,000
 Secretary
L. Frederick Sutherland                 1995    $280,000    $310,000   100,000     $5,500
 Executive Vice President and           1994    $260,000    $200,000         0     $5,500
 President of ARAMARK Uniform           1993    $215,000    $165,000    60,000     $5,000
 Services Group

------------------------

         (1) Other compensation includes employer contributions to the Stock Unit Retirement Plan, plus for fiscal 1995 the value of interest foregone and not recaptured by the Company relating to payment of premiums for split dollar life insurance, plus for fiscal 1993 above-market interest accrued during the period on deferred compensation. Above-market is defined as the portion of interest in excess of 120% of the applicable federal long-term rate.

Stock Purchase Opportunities

         The following table sets forth information with respect to the named executive officers concerning individual grants of stock purchase opportunities made in fiscal 1995.

                         Options Granted in Fiscal 1995
                         (Stock Purchase Opportunities)

                                                               Potential
                                                          Realizable Value at
                                      Percentage of     Assumed Annual Rates of
                                      Total Options    Stock Price Appreciation
                                     Granted to All       for Option Term(2)
                           Options    Employees in     ------------------------
   Name                   Granted(1)   Fiscal 1995         5%           10%
   ----                    -------   --------------        --           ---
Joseph Neubauer            500,000      11.2%          $1,735,751   $3,804,860
Julian L. Carr, Jr.         25,000       0.6%             $86,788     $190,243
James E. Ksansnak           35,000       0.8%            $121,503     $266,340
William Leonard             70,000       1.6%            $243,005     $532,680
Martin W. Spector           10,000       0.2%             $34,715      $76,097
L. Frederick Sutherland    100,000       2.2%            $347,150     $760,972

--------------------

         (1) See "The ARAMARK Ownership Program." The options in the table are cumulative installment stock purchase opportunities and were granted in May 1995 at a per share exercise price of $13.50, which was the appraisal price of the shares at the time of grant, and expire on January 15, 2000.
         (2) Realizable value refers to the assumed appraisal price of the underlying shares at the time such purchase opportunity expires minus the exercise price.

         The following table sets forth information with respect to the named executive officers concerning the exercise of options in fiscal 1995 and the unexercised options held as of September 29, 1995.

                 Aggregate Option Exercises in Last Fiscal Year
                        and Fiscal Year End Option Values
                         (Stock Purchase Opportunities)

                                                      Number of Options Held    Current Value of Options Held(2)
                          Shares                     -------------------------  --------------------------------
                        Acquired on    Value         Currently   Not Currently     Currently    Not Currently
     Name                Exercise    Realized(1)    Exercisable   Exercisable     Exercisable    Exercisable
     ----                --------     --------      -----------   -----------     -----------    -----------
Joseph Neubauer           85,176      $823,978        76,752       492,804         $386,808       $750,912
Julian L. Carr, Jr.       23,648      $191,564        32,460        39,620         $355,942       $142,854
James E. Ksansnak         18,832      $131,653        34,264        48,620         $398,123       $151,854
William Leonard           50,952      $325,838        49,800       206,480         $545,852       $778,510
Martin W. Spector         27,820      $252,965        69,480        24,412         $863,163       $117,346
L. Frederick Sutherland   26,392      $160,113        31,400       148,696         $279,426       $369,883

--------------------
         (1) Value realized refers to the appraisal price of the underlying shares at the time the option was exercised minus the exercise price of the option.
         (2) Options currently exercisable and current values of options are determined as of September 29, 1995. Current value of an option refers to the appraisal price of the underlying shares minus the exercise price of the option.

         The following graph compares the five year cumulative return Class B Common Stock (measured by the appraisal price) to the Standard & Poor's 500 Stock Index and the Dow Jones Consumer Non-Cyclical Index.


                  Five Year Cumulative Total Shareholder Return


     250|------------------------------------------------------------------|
 P      |                                                                  |
 E      |                                                                  |
 R      |                                                                  |
 C      |                                                                  |
 E      |                                                            *     |
 N      |                                                            #     |
 T      |                                                            &     |
        |                                                 *                |
 O   200|------------------------------------------------------------------|
 F      |                                                                  |
        |                                                 &                |
 B      |                                     *                            |
 A      |                                     &                            |
 S      |                                                #                 |
 E      |                                                                  |
        |                                                                  |
 Y      |                         #                                        |
 E   150|------------------------------------------------------------------|
 A      |               #                                                  |
 R      |                         &           #                            |
        |                         *                                        |
 P      |                                                                  |
 R      |               &                                                  |
 I      |               *                                                  |
 C      |                                                                  |
 E      |   *&#                                                            |
     100|----|----------|---------|-----------|-----------|-----------|----|
            1990      1991      1992         1993        1994        1995


*=ARAMARK         &=S&P 500 ADJ.        #=Dow Jones: Consumer Non-Cyclical

         Cumulative total return is stated as a percentage of the base year
(1990) stock price. Cumulative total return in a given year equals (i) the cumulative amount of dividends paid since the base year, assuming dividend reinvestment, plus the year-end stock price, (ii) divided by the base year stock price.

            ARAMARK                                   Dow Jones
          Fiscal Year                                 Consumer
            Ended        ARAMARK     S&P 500        Non-Cyclical
            -----        -------     -------        ------------
            1990         100.00      100.00            100.00
            1991         115.94      125.26            144.90
            1992         137.68      146.07            158.11
            1993         175.95      165.38            142.07
            1994         208.29      172.51            168.04
            1995         236.85      221.88            228.02

         Directors who are employees of the Company are not paid directors' fees. Directors who are not employees receive an annual retainer of $25,000 for serving on the Board, $3,000 for services as chairman of a Board committee and $1,000 for otherwise serving on a committee, and they receive meeting fees of $1,000 per day for attendance at meetings of the Board, and for each committee meeting.

         The Company has employment agreements or arrangements with all of its officers, under which they are currently being paid annual salaries ranging up to $850,000. Generally, these are for indeterminate periods terminable by either party upon notice ranging from eight weeks to six months. Mr. Neubauer's agreement currently provides for services to February 17, 1998 (with automatic renewals for successive three year terms unless terminated) at a current annual base salary of $850,000 and for fully vested supplemental benefits upon his death of 25% of his highest base salary payable to his surviving spouse, if any, annually for life or upon his retirement, disability or termination for any other reason of 50% of his highest base salary payable to him annually for life. Upon termination by the Company without cause, Mr. Neubauer's management incentive bonus shall be prorated through the time of termination; his base salary at time of termination shall continue for a period of three years after termination; and, his supplemental benefits shall commence at the end of such three year period. In 1995, the Company entered into a split dollar life insurance agreement with Mr. Neubauer. The agreement relates to life insurance policies owned by a trust created by Mr. Neubauer. Pursuant to the agreement, the Company pays a substantial portion of the premiums on the policies, such amounts to be repaid from the proceeds of the policies upon their termination. The current amount thus outstanding is $325,000. The Company will forego charging interest in each fiscal year on such amount. However, the foregone interest will be at least partially recaptured by the Company by reducing the amount of the interest which would otherwise accrue on Mr. Neubauer's deferred compensation. The Company holds a security interest in the policies to secure the repayment of the premium amount paid by the Company. The arrangement terminates upon the termination of Mr. Neubauer's employment (other than by reason of his retirement). Mr. Neubauer also has an agreement with the Company which provides for deferral of that portion of his salary and bonus payments which, but for the deferral, would be subject to the U.S. tax deductibility limitation on executive officer compensation. Messrs. Carr, Ksansnak, Leonard, Spector, and Sutherland have current annual base salaries of $347,000, $354,000, $385,000, $337,000, and $300,000 respectively. Several agreements (including the above-referenced agreement with Mr. Neubauer) provide for the deferral of a part of prior salary and bonus payments with interest, currently at the Moody's long-term bond index rate, usually payable in equal monthly installments beginning upon retirement, permanent disability, death or termination of employment.

         The Company currently has a severance pay policy, pursuant to which severance payments are made to executive officers and certain other key employees on the basis of continuous service, generally equal to between 3 and 18 months of pay if their employment is terminated for reasons other than cause plus the continuation of certain other benefits during the period of such payment.

Committee Report On Executive Compensation

         The Company's compensation programs are designed to support the Company's overall commitment to continued growth and quality services to customers. The programs are intended, among other things, to enable ARAMARK to recruit and retain the best performers, to provide compensation levels consistent with the level of contribution and degree of accountability, to use performance measures consistent with the Company's goals, to provide compensation consistent with competitive market rates, and to include a significant portion of incentive compensation.

         Salary. Salary levels for all salaried employees are generally reviewed annually. Guideline increases are established generally based upon overall financial performance of the Company, the current rate of inflation and general compensation levels in the industries in which the Company operates. For fiscal 1995, the guideline increase for executive officers, including the five named individuals, was 3.5%. The specific salary increases for each individual executive officer is based upon a review of his or her individual performance and development. In the case of Mr. Neubauer, the review is conducted independently by the Human Resources, Compensation and Public Affairs Committee without any officers present, subject to final review and approval by the Board of Directors of the Company; for all other executive officers, the individual's supervisor and more senior executives, along with the corporate human resources department, conduct the review and make a recommendation to the Committee. Mr. Neubauer's salary was increased by 3.7% during fiscal 1995. The compensation paid to Company executive officers during fiscal 1995 is not subject to the U.S. tax deductibility limitation on executive officer compensation. If in future fiscal years, the compensation payable to a Company executive officer would be subject to such limitation, the Committee may take such limitation into consideration in any review of the Company's compensation programs and their application to executive officers.

         Bonus. Senior executive officers participate in the Company's management incentive bonus program. Bonuses are awarded annually based in part upon the attainment of predetermined financial goals and in part upon the attainment of individual objectives. Generally, non-financial objectives represent 30% of the bonus potential and are established by the supervisor of the executive. Financial goals generally represent 70% of the bonus potential. An employee's bonus potential generally varies, as a percentage of total cash compensation, dependent upon the level of responsibility of the employee's position. The measures of financial performance used are for the business unit which is either under the managerial direction of the participant or, if a staff executive, is the unit on which the participant impacts most frequently and significantly. In the case of Mr. Neubauer, the Committee awards a bonus based on a general review of the Company's and Mr. Neubauer's performance. The Committee believes this is appropriate for Mr. Neubauer's position as chief executive officer, rather than establishing specific financial goals or non-financial objectives. Mr. Neubauer was awarded 70% of his maximum bonus potential for fiscal 1995.

         Performance measures. The Company uses various financial measures to evaluate the performance of the Company and its business units, with the specific measures in some cases varying depending upon the line of business involved. Generally, the measures used are Revenue Growth, EBIT, RONA and, in addition, for overall corporate performance Net Income and ATROI. EBIT is Earnings Before Interest and Taxes. RONA is Return on Net Assets. ATROI is After Tax Return on Investment. Targets for each of these performance measures are established annually in the Company's business plan, which is approved at the beginning of the fiscal year by the Board of Directors.

         Stock Purchase Opportunities. The Committee believes that management ownership contributes to the Company's success, and supports senior management's goal of expanding both the number of management investors and their percentage ownership. The Committee, accordingly, grants stock purchase opportunities to selected management employees. In addition, the Committee in 1994 implemented an expanded ownership program, to further expand the number of management owners. The terms of the installment stock purchase opportunities and the expanded ownership opportunities are generally described under "The ARAMARK Ownership Program." Individual grants are generally made by the Committee in connection with hires, promotions and other recognition of performance. The amount of a grant generally varies depending upon the level of responsibility of the employee's position, the number of purchase opportunities previously granted, and the number of shares owned. The individual's supervisor and other senior executives, along with the corporate human resources department, make recommendations to the Committee. The Company has in the past also made broad-based grants to management employees.

         Arrangement with Mr. Neubauer. The Committee believes that Mr. Neubauer's leadership has been key to the Company's successful performance over the last 10 years. During fiscal 1995 the Committee reviewed his compensation arrangements with a view toward providing appropriate financial incentives for Mr. Neubauer's continuing service as chairman and CEO. As a result of such review and discussions with Mr. Neubauer, the Committee granted to Mr. Neubauer 500,000 cumulative installment stock purchase opportunities at a price per share equal to the appraisal price at the date of the grant and recommended to the Board (and the Board approved) a split dollar life insurance agreement with Mr. Neubauer.

         Compensation Committee Interlocks and Insider Participation. Mr. Campbell, who was an Executive Vice President until his retirement in September 1990, is a member of the Committee.

         Members of the Committee:

          Robert J. Callander, Chair                Mitchell S. Fromstein
          Alan K. Campbell                          Thomas H. Kean
          Ronald R. Davenport                       James E. Preston

Security Ownership of Certain Beneficial Owners and Management

                  The following table presents certain information as of December 28, 1995 with respect to shares of the Common Stock and Preferred Stock of the Company beneficially owned by each person known to the Company to be the beneficial owner of more than 5% of the Common Stock (on a Class B equivalent basis), by each director and by each named executive officer.

                                                   Common Stock
                                        --------------------------------
                                                             Percent           Preferred Stock
                                                      ---------------------  ----------------------
                                        Number of      Voting      Total       Number    Percent of
                                        Shares(3)      Power    Outstanding  of Shares  Outstanding
                                        ---------      ------   -----------  ---------  -----------
Trustees for various ARAMARK
 employee benefit plans(1)(2)           9,823,110        4.0%      22.5%          0         0.0%
Joseph Neubauer                         5,126,228       20.5%      11.7%      3,665        25.0%
Robert J. Callander                       114,490           *          *          0            *
Alan K. Campbell                          230,160           *          *        172         1.2%
Ronald R. Davenport                        46,000           *          *          0            *
Philip L. Defliese                         96,000           *          *         66            *
Lee F. Driscoll, Jr.                        2,839           *          *         82            *
Mitchell S. Fromstein                     125,040           *          *         36            *
Edward G. Jordan                          120,000           *          *          0            *
Thomas H. Kean                             41,800           *          *          0            *
Reynold C. MacDonald                      108,000           *          *          0            *
James E. Preston                           56,000           *          *          0            *
Julian L. Carr, Jr.                       639,086        2.6%       1.5%        415         2.8%
James E. Ksansnak                         726,247        2.9%       1.7%        200         1.4%
William Leonard                           548,920        2.2%       1.3%          0            *
Martin W. Spector                         858,296        3.4%       2.0%        300         2.0%
L. Frederick Sutherland                   439,656        1.8%       1.0%        248         1.7%
All directors and executive
 officers as a group (26 persons)      10,210,176       40.0%      23.0%      5,187        35.4%
All employees** and directors
 as a group                            25,780,442       92.5%      55.1%      9,767        66.7%
All employees**, directors and
 employee benefit plans as a group     35,603,552       96.0%      76.0%      9,767        66.7%

--------------------
         (1) The address of this stockholder is ARAMARK Corporation, ARAMARK Tower, 1101 Market Street, Philadelphia, PA 19107
         (2)   The trustees are Alan K. Campbell, James E. Ksansnak and Martin
               W. Spector.
         (3) Includes shares issuable upon the exercise of currently exercisable stock purchase opportunities and options.
         *     Less than 1%.
         ** Includes children and other transferees for estate planning purposes.

The ARAMARK Ownership Program

         The ARAMARK Ownership Program (the "Program") is designed to provide an opportunity for selected management employees of the Company and its subsidiaries to acquire an ownership interest in the Company and thereby give them a more direct continuing interest in the future success of the Company's business. Under the Program, direct ownership in the Company has increased from 62 original management investors in December 1984 to approximately 1,000 management investors owning more than approximately 55% of the equity. At December 28, 1995, management employees and directors held stock purchase opportunities and options for 12,163,766 shares.

         The Company's senior management believes that management ownership has significantly contributed to the Company's success, and intends to continue to use the Program to expand both the number of management investors and their percentage ownership.

         Through installment stock purchase opportunities and expanded ownership purchase opportunities, the Company has granted to approximately 4,500 management employees an opportunity to invest in, or increase their investment in, the Company.

         The purchase price for shares subject to either installment stock purchase opportunities ("ISPOs") or expanded ownership purchase opportunities ("EXPOs") is the appraisal price of the shares (based upon the most recent available independent appraisal) on the date of the grant. Shares issued pursuant to the exercise of purchase opportunities are subject to the Company's Stockholders' Agreement. Generally, purchase opportunities are not transferable, and each purchase opportunity is exercisable only by the employee to whom it is granted.

         Each installment stock purchase opportunity has an installment schedule that limits the number of shares of common stock that may be purchased during each annual installment exercise period. Unless the first installment is exercised by its expiration date for a minimum number of shares, the entire installment purchase opportunity is canceled. Thereafter, subsequent annual installments may be exercised (subject to exercise of a minimum number of shares) for up to the maximum number of shares specified in the certificate for that installment. Any portion of an annual installment not exercised by the appropriate expiration date is canceled. Each installment stock purchase opportunity is exercisable only while an employee of the Company or a subsidiary. The Company in 1995 also granted cumulative ISPOs which are similar to regular ISPOs except that if a portion of an annual installment is not exercised during the corresponding exercise period, then it is not canceled but rather may be exercised during any subsequent exercise period.

         Each expanded ownership purchase opportunity provides that once vested, the entire opportunity or a portion (in 100 share increments) may be exercised during any of the specified annual exercise periods. Upon termination of employment, an employee can exercise his or her expanded ownership purchase opportunity if it is vested, within three months after termination (but not beyond its expiration date). If it is not vested at such time, the entire grant is canceled. Expanded ownership opportunities were awarded to approximately 3,700 management employees who had not previously been granted installment stock purchase opportunities. The size and the structure of the expanded ownership opportunities were approved, taking into consideration the general compensation levels of the recipients, the size of the cash investment that would be required, the general suitability of such an investment to recipients generally, the goal of encouraging management investors to retain the shares they acquire, the potential dilution to existing stockholders, and the costs and additional administrative requirements of such expanded ownership.

         In connection with the exercise of installment purchase opportunities and non-qualified stock options, ARAMARK has adopted a deferred payment program whereby a portion of the purchase price for certain installments may be deferred at the election of the employee for approximately three years. The deferred payment obligation is a full recourse obligation of the individual, accrues interest and is secured by a pledge of the shares of ARAMARK Common Stock purchased. The interest rate for deferred payment obligations incurred in the current exercise period has been set at 8.75%. Approximately 380 employees (including executive officers) participated in the program in fiscal 1995. At fiscal year end, the amount of the deferred payment obligations of Messrs. Neubauer, Carr, Ksansnak, Leonard, Spector and Sutherland were $2,101,969, $331,971, $528,819, $269,001, $239,172 and $224,576 respectively.

Certain Relationships and Related Transactions

         During fiscal 1995, the Company repurchased from 5 executive officers and 3 directors 34,246 shares of common stock at an average price per share of $14.15 and 196 shares of preferred stock at prices equal to $1,000 per share plus accrued and unpaid dividends to the respective dates of such repurchases. The Company anticipates that it will continue to repurchase shares held by officers and directors, through the Company's internal market, and following their termination of employment or cessation as a director.

         The Company, the members of management who are equity investors in the Company and certain other investors (collectively, "Restricted Investors") are parties to an amended and restated stockholders' agreement. Restricted Investors are subject to certain restrictions on transfer, with the Company having certain rights of first offer in the event of any sales or dispositions by Restricted Investors or their estates. In addition, upon death, complete disability or normal retirement of management investors or upon death or complete disability of other individual Restricted Investors, such persons or their estates may cause the Company to repurchase for cash up to 30% of their shares at the then current appraisal price but only to the extent such repurchase by the Company is permitted under the Company's credit agreement. Such repurchased shares may be resold to others, including replacement personnel. In addition, it is contemplated that shares which may be issued pursuant to exercise of employee stock options and stock purchase opportunities would also be subject to the stockholders' agreement.

Relationship with Independent Public Accountants

         The Board of Directors is expected to reappoint the firm of Arthur Andersen LLP as independent auditors for the Company for the 1996 fiscal year. A representative of Arthur Andersen LLP is expected to be present at the annual meeting and will be offered the opportunity to make a statement if desiring to do so and will be available to respond to appropriate questions.

Financial Statements

         A copy of the Company's annual report on Form 10-K for the fiscal year ended September 29, 1995 has been delivered to stockholders. Stockholders are referred to the report for financial and other information about the Company.

General

         Proxies will be solicited by mail. Proxies may be solicited by directors, officers and a small number of regular employees of the Company personally or by mail, telephone or telegraph, but such persons will not be specially compensated for such services. The entire cost of solicitation will be borne by the Company.

         Management does not intend to present, and does not have any reason to believe that others will present, any item of business at the annual meeting other than those specifically set forth in the notice of the meeting. However, if other matters are presented for a vote, the proxy agents will have the right to vote the shares represented by proxy cards on such matters in accordance with their discretion.

Stockholder Proposals

         Stockholders may submit proposals on matters appropriate for stockholder action at future annual meetings of the Company in accordance with regulations adopted by the Securities and Exchange Commission. For such proposals to be considered for inclusion in the Company's proxy statement and form of proxy for next year's annual meeting, they must be received by the Company not later than September 11, 1996. Proposals should be directed to the attention of the Corporate Secretary.

                               ARAMARK CORPORATION
                          Combined Stock Ownership Plan

                           (as proposed to be amended)

1. Purpose of Plan. The purpose of the Plan is to enable ARAMARK Corporation and its Subsidiaries to continue to compete successfully in attracting and retaining key employees and directors by making it possible for them to purchase shares of the Company's Common Stock on terms which will give them a more direct and continuing interest in the future success of the Company's business. The Plan authorizes the granting of Incentive Stock Options, nonqualified options, or any combination of the foregoing, to such key employees and directors.

2.       Definitions.

         Board means the Board of Directors of the Company.

         Certificate of Incorporation means the Company's Restated Certificate of Incorporation, as it may be amended or restated from time to time.

         Code means the Internal Revenue Code of 1986, as amended. Any reference in the Plan to a section of the Code includes any amendments or successor provisions to such section.

         Committee of the Board means the committee consisting of those members of either the Human Resources, Compensation and Public Affairs Committee or such other committee of the Board consisting of two or more directors as may be delegated authority to administer the Plan, who are disinterested persons (within the meaning of Section (c)(2) of SEC Rule 16b-3 or any successor provision) and also outside directors (within the meaning of Section 162(m) of the Code and the Treasury regulations thereunder).

         Company means ARAMARK Corporation, a Delaware corporation.

         Employee means an officer or other key employee employed by the Company or by a Subsidiary. It shall also include all members of the boards of directors of the Company and Subsidiaries.

         Incentive Stock Option means an option described in Section 422 of the Code and the Treasury regulations thereunder.

         1987 Plan means the 1987 Stock Option Plan, as amended.

         1991 Plan means the 1991 Stock Ownership Plan, as amended.

         Optionee means a person to whom an option has been granted under the Plan which has not expired or been fully exercised or surrendered.

         Plan means the Combined 1987 Stock Option Plan and 1991 Stock Ownership Plan or either the 1987 Plan or the 1991 Plan, as the context may require.

         Shares means shares of the Common Stock, Class B, par value $.01 per share, of the Company.

         Subsidiary means any corporation or other entity of which the Company shall, directly or indirectly, own 50% or more of the equity, as determined for purposes of the Plan by the Board or the Committee of the Board and any other corporation or other entity in which the Company shall directly or indirectly have an equity investment and which the Board or the Committee of the Board shall in its sole discretion designate.

                                      A-1
                         Combined Stock Ownership Plan

3. Limits on Options. The total number of Shares for which options may be granted (including options previously granted and currently outstanding) to Employees under the 1987 Plan shall not exceed in the aggregate 3,000,000 Shares and under the 1991 Plan shall not exceed in the aggregate 17,500,000 Shares. Incentive Stock Options may be granted under the 1987 Plan only. Shares for which options have expired or have been surrendered or canceled without having been exercised may again be optioned under the respective Plan. However, Shares covered by options for which the Company elects under paragraph (c) of Section 7 to settle all or part of its obligation by making a substitute payment in cash, Shares or a combination of both may not be optioned again under the Plan. The maximum number of Shares with respect to which options may be granted during any fiscal year under the Plan to any one Employee is 1,000,000 Shares. If an option is canceled, such canceled option will be counted against the maximum number of Shares that may be granted to any one Employee. If an exercise price of an option is reduced after the grant, the transaction will be treated as a cancellation of the option and a grant of a new option, unless such price change is made as a result of a transaction described in Section 6.

4.       Granting of Options.

         (a) The Committee of the Board is authorized to grant options to selected Employees until the Plan is terminated as hereinafter provided. The number of Shares, if any, optioned in each year, the Employees to whom options are granted, and the number of Shares optioned to each Employee selected shall be wholly within the discretion of the Committee of the Board, subject only to the limitations prescribed in paragraph (b) of this Section 4 and in Section 3.

         (b) Notwithstanding anything herein to the contrary, only the Board is authorized to grant options to an Employee who is a member of the Committee of the Board and, for so long as the Optionee is a member of the Committee of the Board, all decisions and determinations relating to such options shall be made by the Board.

5. Terms of Stock Options. The terms of stock options granted under the Plan shall be as follows:

         (a) Price: The option price shall be fixed by the Board or the Committee of the Board but shall in no event be less than the greater of (i) 100% of the fair market value of the Shares subject to the option on the date the option is granted, or (ii) the par value of such Shares.

         (b) Transferability: Options are not transferable otherwise than by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Committee of the Board, by specifically so providing in the option certificate, or the amended option certificate, may grant options, other than Incentive Stock Options, that are transferable, without payment of consideration, to immediate family members of the Optionee, or to a trust or partnership for such family members, and may also amend outstanding options, other than Incentive Stock Options, to provide for such transferability. No option shall be subject, in whole or in part, to attachment, execution or levy of any kind.

         (c) Term: Each option shall expire and all rights thereunder shall end at the expiration of such period as shall be fixed by the Board or the Committee of the Board, which period shall end not later than ten years from the date on which the option was granted, subject in all cases to earlier expiration as provided in paragraphs (d) and (e) of this Section 5 in the event of termination of employment, death, or permanent disability.

         (d) Exercise: Except as provided in paragraph (e) of this Section 5, an option shall be exercisable only by an Optionee (or his or her transferee pursuant to paragraph (b) of this Section 5) and only while the Optionee is an Employee of the Company or a Subsidiary or, unless his or her employment is terminated for cause, within three months after he or she otherwise ceases to be an Employee, but only if and to the extent the option was exercisable immediately prior to termination of his or her service. In no event shall an option be exercisable later than the end of the period fixed by the Board or the Committee of the Board in accordance with the provisions of paragraph (c) of this Section 5. The Board or the Committee of the Board, in either case, in its sole discretion, may in whole or in part, accelerate the time at which outstanding options may be exercised.

                                      A-2
                         Combined Stock Ownership Plan

         (e) Death or Disability of Employee: If an Optionee dies or becomes permanently disabled within a period during which his or her option could have been exercised the option may be exercised within twelve months after his or her death or permanent disability (but not later than the end of the period fixed by the Board or the Committee of the Board in accordance with the provisions of paragraph (c) of this Section 5) by him or her (or his or her transferee pursuant to paragraph (b) of this Section 5) or by those entitled under his or her will or the laws of descent and distribution, but only if and to the extent the option was exercisable immediately prior to his or her death or permanent disability.

         (f) Additional Terms: The Board or the Committee of the Board may include at the time an option is granted such additional terms and conditions as it deems desirable to the extent not inconsistent with the Plan.

         (g) Restrictions on Incentive Stock Options: The following additional restrictions shall be applicable to all Incentive Stock Options granted under the Plan:

         (i) An Employee who is a director of the Company or of a Subsidiary shall not be eligible to receive such options unless he is also employed by the Company or by a Subsidiary.

         (ii) The aggregate fair market value (determined at the time the option is granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by such Employee during any calendar year shall not exceed $100,000.

         (iii) No option shall be granted to an employee if immediately before the option is granted the individual owns stock (within the meaning of section 422 of the Code) possessing more than ten percent of the total combined voting power of all classes of stock of the Company or a Subsidiary unless the option price is at least 110 percent of the fair market value of the Shares subject to option and such option, by its terms, is not exercisable after the expiration of five years from the date the option is granted.

         (h) Substitute Grants. Notwithstanding the foregoing, the Committee of the Board may grant an option to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its Subsidiaries in substitution for a stock option or restricted stock grant granted by such corporation ("Substituted Stock Incentives"). The terms and conditions of the substitute stock option may vary from the terms and conditions required by the Plan and from those of the Substituted Stock Incentives. The Committee of the Board shall prescribe the provisions of the substitute stock options.

6.       Change in Capital Structure.

         (a) If the number of issued Shares is increased or reduced by change in par value, combination, split-up, recapitalization, reclassification, distribution of a dividend payable in stock, or the like, the number of Shares for which options may be granted specified in Section 3 shall be appropriately adjusted. The number of Shares previously optioned and not theretofore delivered and the option prices therefor shall likewise be appropriately adjusted whenever the number of issued Shares is increased or reduced by any such procedure after the date or dates on which such Shares were optioned.

         (b) In the event that the Company is succeeded by another corporation in a reorganization, merger, consolidation, acquisition of property or stock, separation or liquidation, the successor corporation shall assume the outstanding options granted under this plan or shall substitute new options for them.

                                      A-3
                         Combined Stock Ownership Plan

7.       Delivery of Shares or Cash.

         (a) An option shall be exercised by giving the Company written notice of such election to exercise and of the number of Shares to be purchased, in such form as the Board or the Committee of the Board shall have prescribed or approved.

         (b) No Shares shall be delivered upon the exercise of an option until the option price has been paid in full in cash or, at the discretion of the Board or the Committee of the Board, in whole or in part in Shares owned by the Optionee, valued at fair market value on the date notice of exercise is received by the Company.

         (c) In lieu of delivering Shares under paragraph (b) of this Section 7, the Board or the Committee of the Board may elect, in its sole discretion, to settle all or part of its obligation to deliver Shares by making a substitute payment of cash, Shares or a combination of cash and Shares equal in value to any excess of the fair market value (as of the date notice of exercise is received by the Company) of the Shares which the Board or the Committee of the Board elects not to deliver over the option price for such Shares. If the Board, or the Committee of the Board, elects to satisfy its obligation by electing to make a substitute payment of cash, Shares or a combination of both pursuant to this paragraph (c) of this Section 7, the person exercising the option shall be relieved of paying the option price for the Shares for which a substitute payment is made.

         (d) If required by the Board no Shares will be delivered upon the exercise of an option until the Optionee has given the Company (i) a satisfactory written statement that he or she is acquiring the Shares for investment and not with a view to the sale or distribution of any such Shares,
(ii) a satisfactory written opinion of counsel that exercise of the option and delivery of Shares will be in compliance with all requirements of federal and state securities laws, (iii) a written agreement not to sell any Shares received upon the exercise of the option or any other shares of the Company that he or she may then own or thereafter acquire except either (A) through a broker on the New York Stock Exchange or another national securities exchange or (B) with the prior written approval of the Company and (iv) a written agreement that may then be in effect between the Company and any of its shareholders relating to the transfer of Shares.

         (e) If at any time the Board or the Committee of the Board shall determine that (1) the listing, registration or qualification of Shares upon any securities exchange or under any state or federal law, or (2) the consent or approval of any government regulatory body is necessary or desirable as a condition of, or in connection with, the transfer to the Optionee of Shares hereunder, such transfer may not be consummated in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board or the Committee of the Board.

8. Continuation of Employment. Neither the Plan nor any option granted thereunder shall confer upon any employee any right to continue in the employ of the Company or any Subsidiary or limit in any respect the right of the Company or any Subsidiary to terminate his or her employment at any time.

9. Administration. The Board or the Committee of the Board may make such rules and regulations and establish such procedures as it deems appropriate for the administration of the Plan. In the event of a disagreement as to the interpretation of the Plan or any amendment thereto or any rule, regulation or procedure thereunder or as to any right or obligation arising from or related to the Plan, the decision of the Board or, except as provided in paragraph (b) of
Section 4, the Committee of the Board shall be final and binding upon all persons in interest including Employees, the Company and its shareholders. As examples and not in limitation of the foregoing, the Committee of the Board may adopt, amend, suspend, waive and rescind any rules or regulations and appoint such agents as the Committee of the Board may deem necessary or advisable to administer the Plan; correct any defect or reconcile any inconsistency in the Plan and construe and interpret the Plan, any stock option and any rules or regulations; and make any and all other decisions and determinations as may be required under the terms of the Plan or as the Committee of the Board may

                                      A-4
                         Combined Stock Ownership Plan
deem necessary or advisable for the administration of the Plan. The Committee of the Board may delegate to officers or managers of the Company or any Subsidiary the authority, subject to such terms as the Committee of the Board shall determine, to perform administrative functions under the Plan.

10. Reservation of Shares. The Company shall reserve for issue or sale upon exercise of outstanding options the appropriate number of Shares, and such Shares shall be identified as those optioned under the Plan.

11. Withholding. Whenever the Company determines that it has an obligation to withhold any federal, state or local tax by reason of the grant of an option under the Plan or the delivery of Shares, cash or other property upon exercise of an option granted under the Plan, the Company shall have the right to withhold such tax or, where appropriate, to require the Optionee to remit to the Company an amount sufficient to satisfy such federal, state or local withholding obligation.

12       Duration of the Plan. No option shall be granted under the 1991 Plan more than ten years after November 12, 1991, and no option shall be granted under the 1987 Plan more than 10 years after May 11, 1987.

13. Amendment of the Plan. The Board without further action by the shareholders may amend the Plan from time to time as it deems desirable; provided that no such amendment shall increase the maximum number of Shares for which options may be granted, or reduce the minimum option price, or modify the class of employees eligible to receive options, or extend the maximum option period, or permit the granting of options after November 12, 2001 for the 1991 Plan or after May 11, 1997 for the 1987 Plan.

14. Termination of the Plan. The Board may, in its discretion, terminate the Plan at any time, but no such termination shall deprive Optionees of their rights under outstanding options, except that the Board may, in connection with the termination of the Plan, terminate any outstanding options by paying to the Optionees an amount equal to the difference between the appraisal value of the Shares and the exercise price.

15. Effective Date - Shareholder Approval. The 1991 Plan became effective as of November 12, 1991. The 1991 Plan was originally submitted to and approved by the shareholders of the Company at a meeting held in February, 1995. The 1987 Plan became effective as of May 12, 1987. The 1987 Plan was originally submitted to and approved by shareholders of the Company at a meeting held in February, 1988. The proposed amendments to each Plan reflected in the Combined Plan shall become effective upon the approval thereof by the shareholders of the Company.

16. SEC Rule 16b-3. - The Plan is intended to come within the safe harbor provided by SEC Rule 16b-3 (or any successor provision) with respect to persons who are subject to Section 16 of the Securities Exchange Act of 1934. Any provision required by such Rule to be set forth in the Plan is incorporated herein by reference, and any inconsistent provision herein (other than Section
13) is superseded.

17. IRC Section 162(m). The Plan is intended to come within the provisions of Section 162(m) of the Code. Any provision required by such Section to be set forth in the Plan is incorporated herein by reference, and any inconsistent provision herein (other than Section 13) is superceded.

18. Governing Law. The validity, construction and effect of the Plan, any rules and regulations relating to the Plan, and any options granted under the Plan shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal laws.

                                      A-5
                         Combined Stock Ownership Plan

                               ARAMARK CORPORATION
                           Stock Unit Retirement Plan

                         Effective as of January 1, 1990
                 As Amended and Restated as of November 14, 1995

                                Table Of Contents

Article I.            Definitions and Construction..........................B-1
Article II.           Participation.........................................B-5
Article III.          Employee Contributions................................B-6
Article IV.           Company Matching Contributions........................B-7
Article V.            Accounts and Investment Treatment of Deferred
                         Compensation.......................................B-7
Article VI.           Benefits on Separation from Service...................B-9
Article VII.          Withdrawals during Employment........................B-10
Article VIII.         Breaks in Service....................................B-10
Article IX.           Administration.......................................B-11
Article X.            No Segregation of Assets.............................B-12
Article XI.           Amendment and Termination............................B-13
Article XII.          Miscellaneous........................................B-13


ARTICLE I.   Definitions and Construction.

1.1      Definitions.  Whenever used in this Plan:

         Account means any account established for a Participant as provided in
Section 5.1.

         Account Balance means for each Participant, the total balance standing to his Accounts under the Plan at the date of reference.

         Affiliate means, with respect to any Company, (a) any corporation (other than such Company) that is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code), of which such Company is a member; (b) any other related corporation designated as an affiliate by the Parent Company; or (c) an organization which is a member of an affiliated service group of which the Company is a member.

         Age means age on last birthday.

         ARAMARK means ARAMARK Services, Inc., a Delaware corporation.

         Basic Salary Deferrals means, for each Participant, the deferrals authorized by him in accordance with Section 3.1(a).

         Break in Service means, for an Employee or a former Employee, a period of at least twelve consecutive months during which he is not an Employee.

         Cash Remuneration means net cash compensation paid by the Company, computed after reduction for 401(k) contributions and other forms of compensation required by Section 415(b) of the Code and the regulations thereunder.

         Code means the Internal Revenue Code of 1986, as amended from time to time.

                                      B-1
                         Stock Unit Retirement Plan

         Committee means the Committee described in Section 9.2.

         Company means, each with respect to its own employees, ARAMARK and such subsidiary or affiliated companies as may from time to time participate in the Plan by authorization of the Parent Company.

         Compensation means, for any Eligible Employee for any Plan Year, his annual base salary and sales commissions, recruiter commissions paid to Employees of Spectrum Healthcare Services, Inc. and Correctional Medical Services, Inc. (including amounts allocable to paid time off for vacations, holidays, sick leave, and salary deferrals under the ARAMARK Deferred Compensation Plan and excluding overtime, shift differentials, commissions other than sales commissions, pay allowances, deferred compensation, bonuses and related benefits), earned from the Company and paid to the Employee, computed before reduction of Salary Deferrals under Section 3.1 of this Plan.

         Covered Employee means an Employee employed by the Company or an Affiliate on a salaried basis who is not (a) an employee employed by a joint venture in which the Company is a joint venturer, or (b) a person in a position designated by the Company or Affiliate as "Consultant. An Employee who is neither a United States citizen nor a United States resident shall not become a Covered Employee.

         Deferred Stock Unit or DSU means a Deferred Common Stock Unit or a Deferred Preferred Stock Unit.

         Deferred Common Stock Unit or DCSU means the right to receive one whole share of Employer Common Stock for each whole Deferred Common Stock Unit, and cash for fractional Deferred Common Stock Units, in a Participant's account, subject to conditions described in Section 5.7 herein. The stated value of a Deferred Common Stock Unit is the most recent appraised value of a share of Employer Common Stock. The total number of Deferred Common Stock Units which may be issued under this Plan, net of any cancellations in accordance with the Plan, shall not exceed in the aggregate 8,000,000. Upon a Separation from Service, the Deferred Common Stock Units in a Participant's Matching Contributions Account shall, unless distributed upon such Separation from Service pursuant to Section 6.1, or forfeited pursuant to Section 6.3, be converted into Deferred Preferred Stock Units in accordance with Section 5.8.

         Deferred Preferred Stock Unit or DPSU means the right to receive one whole share of Employer Preferred Stock for each whole Deferred Preferred Stock Unit, and cash for fractional Deferred Preferred Stock Units, in a Participant's account, subject to the conditions described in Section 5.7 herein. The stated value of a Deferred Preferred Stock Unit is the liquidation value of a share of Employer Preferred Stock.

         Early Retirement means, for any Employee, (a) attainment of Age 60 and completion of ten or more Years of Service, or (b) incurrence of a total and permanent disability.

         Effective Date means January 1, 1990.

         Eligible Employee means a Covered Employee who is eligible to make contributions under the Plan as provided in Article II.

         Employee means any person employed by the Company or an Affiliate.

         Employer Stock means Employer Common Stock or Employer Preferred Stock.

         Employer Common Stock means Common Stock, Class B, $.01 par value per share, of the Parent Company.

         Employer Preferred Stock means Preferred Stock, Series D, $1.00 par value per share, of the Parent Company. The liquidation value of the Employer Preferred Stock is $1,000 per share.

                                      B-2
                         Stock Unit Retirement Plan

         Employment Date means, for each Employee, the first day on which he completes an hour for which he is paid or entitled to payment, direct or indirect, from the Company or Affiliate, for the performance of duties. If an Employee's Years of Service are canceled under Section 8.3 and cannot be restored (because he cannot satisfy the requirement of Section 8.3(b)), his Employment Date shall be the first day thereafter on which he completes such an hour.

         Fiscal Year means the fiscal year of ARAMARK.

         Key Employee means any individual specifically approved for participation in this Plan in accordance with the Rules and who is a management or highly compensated employee.

         Matching Contributions Account means, for each Participant, the Account established under Section 5.3 to credit the Company's contributions under
Section 4.1.

         Normal Retirement means, for any Employee, attainment of Age 65.

         Parent Company means ARAMARK Corporation, a Delaware corporation.

         Participant means an Employee or former Employee who has an Account Balance under the Plan.

         Period of Service means, for any Employee, the elapsed time between his Employment Date and the date of reference, inclusive, disregarding any Break in Service or any period during which he is not an Employee to the extent such period falls within a period of at least twelve consecutive months in which he has a Separation from Service by reason of resignation, discharge, or retirement and completes no hours for which he is paid or entitled to payment, direct or indirect, for the performance of duties. Where any portion of an Employee's Period of Service is to be disregarded in determining Years of Service so that non-successive periods must be aggregated, less than whole year periods shall be aggregated on the basis that 365 days equal a whole year.

         Period of Severance means, for any former Employee, the elapsed time between his Separation from Service and the date he again becomes an Employee.

         Plan means the Stock Unit Retirement Plan set forth herein.

         Plan Administrative Committee means the Committee described in Article IX which is charged with the responsibilities of administering the Plan in accordance with the Rules.

         Plan Year means the period from January 1, 1990 through September 30, 1990, and each twelve-consecutive-month period thereafter ending on September 30.

         Qualified Retirement Plan means any retirement plan maintained by the Company that is qualified under Code Section 401(a).

         Retirement Savings Plan means the ARAMARK Retirement Savings Plan, a Qualified Retirement Plan under which contributions are made pursuant to Code
Section 401(k).

         Rules means the rules adopted by the Plan Administrative Committee relating to the administration of the Plan.

         Salary Deferral Account means, for each Participant, the Account established for crediting the portion of his Account Balance attributable to Salary Deferrals as provided in Section 5.1.

                                      B-3
                         Stock Unit Retirement Plan

         Salary Deferral Percentage(s) means the percentage(s) of a Participant's Compensation that he elects to defer under Section 3.1(a) and/or 3.1(b).

         Salary Deferrals means, for each Participant, the deferrals authorized by him as provided in Section 3.1(a) and/or 3.1(b).

         Separation from Service means termination of an Employee's status as an Employee, measured from the earlier of (a) the date the Employee resigns, retires, is discharged or dies, or (b) the first anniversary of the first day of absence for any other reason. In the case of an Employee who is absent from work for maternity or paternity reasons, the twelve-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a Break in Service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence due to pregnancy of the Employee; a birth of a child to the Employee; placement of a child with the Employee in connection with the adoption of such child by the Employee; or care for such child for the period beginning immediately following birth or placement.

         Sharing Participant means, for any Plan Year, a person who is an Eligible Employee on the last day of the Plan Year (or is absent for reasons not constituting a Separation from Service); or who has died during the Plan Year while an Eligible Employee of the Company; or who has retired on account of Early or Normal Retirement; or who was an Eligible Employee during the Plan Year and who is an Employee (other than an Eligible Employee) on the last day of the Plan Year, provided, however, that such Employee's Compensation shall be determined by reference to his Compensation paid during his service as an Eligible Employee. The term Sharing Participant shall not include any Participant described in Section 7.4.

         Supplemental Salary Deferrals means, for each Participant, the deferrals authorized by him as provided in Section 3.1(b).

         Year of Participation means, for any Employee, twelve months throughout which he has made Salary Deferrals under this Plan, or any twelve-month period during which he participated in any other Qualified Retirement Plan.

         Year of Service means a credit used to determine whether a Covered Employee has completed sufficient service to participate in the Plan, and to determine whether a Participant has sufficient service to have a nonforfeitable interest in his Account Balance attributable to his Matching Contributions Account. Each Employee shall be credited with a number of Years of Service equal to the length of his Period of Service, except that the following shall be disregarded:

              (a) any Break in Service (including any period immediately following a Separation from Service which has lasted less than twelve months as of the date of reference but ultimately does last at least twelve months);

              (b) any period before a Separation from Service prior to October
                  1, 1977; and

              (c) any period for which his Years of Service are canceled under
                  Section 8.3 and are not restored under that Section (or, in the case of a Break in Service that began before October 1, 1977, any period for which his Years of Service would have been so canceled and not so restored if Article VIII had applied when such Break in Service began).

1.2      Gender.  The masculine gender shall include the feminine.

1.3 Notices. Any notice or filing to be made with the Committee or any Company shall be made in accordance with the Rules.

                                      B-4
                         Stock Unit Retirement Plan

ARTICLE II.   Participation.

2.1 Eligible Employees as of Effective Date. Each Covered Employee who satisfies the following requirements as of the Effective Date shall be eligible to participate in the Plan as of such date:

         (a) the Employee is identified as a Key Employee, and
         (b) the Employee has completed one Year of Service, and
         (c) the Employee is in active employment.

2.2 Other Eligible Employees. Each Covered Employee who is not eligible to participate in the Plan on the Effective Date shall become eligible on the first of the month coincident with or next following the later of the following:

         (a) the first date on which the Employee is identified as a Key Employee, or
         (b) the first date on which the Employee completes one Year of Service.


2.3 Participation. Participation in the Plan by an Eligible Employee is entirely voluntary and is subject to the following rules:

         (a) Initial Participation on Effective Date. Each Employee who becomes eligible to participate in the Plan on the Effective Date may elect to participate as of such date by written notice to the Plan Administrative Committee, on forms provided by such Committee. Such written notice must be received by the Plan Administrative Committee no later than December 31, 1989. Effective October 1, 1995, if such an Eligible Employee did not elect to participate as of the Effective Date, he may elect to participate at a later date by completing and submitting the appropriate forms, provided such individual is an Eligible Employee at such date.

         (b) Initial Participation after Effective Date. Any Employee who first becomes eligible to participate in the Plan after the Effective Date may elect to participate at any time after he completes the eligibility requirements of Section 2.2; provided, such Employee is an Eligible Employee at the time he elects to participate.

         (c) Effective Date of Participation. The effective date of an Employee's participation in the Plan shall be the first day of the month in which the first authorized Salary Deferral is made.

         (d) Continuation of Participation. If an Employee who becomes a participant of this Plan ceases to be a Key Employee, his eligibility for continued participation in this Plan shall be subject to the Rules.

         (e) No Duplication of Participation. Notwithstanding the foregoing provisions of this Article, any Employee who is eligible to participate in a Qualified Retirement Plan shall not be eligible to participate in this Plan for the same period.

         (f) Exceptions to Participation Requirements. The Plan Administrative Committee, acting in accordance with the Rules, may waive the eligibility requirements of Section 2.1 or Section 2.2 with respect to any individuals the Committee specifically designates.

2.4 Beneficiary Designation. Each Participant shall have a beneficiary who shall receive the death benefit, if any, payable under Section 6.2. Each Participant's beneficiary shall be the person or persons designated by the Participant on forms provided by the Committee for this purpose. A Participant may change his beneficiary designation at any time by written notice to the Committee, in a form approved by the Committee. If a Participant fails to elect a beneficiary, or is not survived by a designated beneficiary, his beneficiary shall be his estate.

                                      B-5
                         Stock Unit Retirement Plan

ARTICLE III.   Employee Salary Deferrals.

3.1      Salary Deferrals.

         (a) Basic Salary Deferrals. Under an election procedure established by the Committee, each Eligible Employee may direct the Company to defer a percentage of his Compensation. The amount of the Basic Salary Deferrals under this Section for an Eligible Employee shall be at least 1% of his Compensation for the period to which the election applies, and may, in multiples of 1%, be up to 6% (or such higher percentage as the Parent Company may select from time to time) of his Compensation, provided that in no event shall the dollar amount of Basic Salary Deferrals under this paragraph on behalf of any Participant in any Plan Year exceed the maximum elective deferrals permitted under a qualified cash or deferred plan pursuant to Section 402(g) of the Code for such Plan Year, unless such condition is waived by the Parent Company.

         (b) Supplemental Salary Deferrals. In addition to the Basic Salary Deferrals provided for under paragraph (a) of this Section, the Committee shall establish a procedure under which each Eligible Employee may direct the Company to defer a supplemental percentage of his Compensation. The amount of the Supplemental Salary Deferrals under this Section for an Eligible Employee shall be an amount which, when added to the Participant's Basic Salary Deferrals for the Plan Year, totals not more than 15% (or such higher percentage as the Parent Company may select from time to time) of his Compensation for the period to which the election applies.

         (c) Notice to Plan Administrative Committee. An Eligible Employee who wishes to defer Compensation under this Section for any period shall, in the manner specified in the Rules, so notify the Plan Administrative Committee and authorize the Committee to reduce his Cash Remuneration for such period by the amount of his Salary Deferral Percentage election.

3.2 Change in Contributions. A Participant may begin, stop, increase, decrease, or resume his Salary Deferral Percentage(s) at any time; subject to the maximums permitted under Section 3.1, by filing with the Plan Administrative Committee a written notice authorizing the Committee to change such deferrals. The appropriate change in the Participant's Cash Remuneration shall be made at the earliest practicable date and in accordance with Section 3.1. Any such change shall be effective only for Compensation earned or payable after such election change is made, and a revocation or change in amount does not affect amounts previously deferred. A Participant shall not be permitted to make up any contributions which are omitted as a result of any reduction in rate.

3.3 Contributions by Plan Participants Subject to Section 16 of the Securities Exchange Act of 1934. Notwithstanding any provision in this Article which may be to the contrary, and as provided by SEC Rule 16b-3(d)(1)(ii), any election made in respect of the level of Basic Salary Deferral by an Eligible Employee who is subject to Section 16 of the Securities Exchange Act of 1934 may not be changed, modified or revoked prior to the time it becomes effective and shall not become effective until at least six months after such election is made, and each and every subsequent change to, or modification or revocation of, such election shall not become effective until at least six months after it is made. This Section 3.3 shall be deemed deleted (or otherwise appropriately amended as determined by the Committee with the advice of counsel) upon receipt by the Committee of a written opinion of legal counsel satisfactory to the Committee that the restrictions herein provided are not necessary to assure compliance with SEC Rule 16(b) or any successor provision.

                                      B-6
                         Stock Unit Retirement Plan

ARTICLE IV.   Matching Contributions.

4.1 Amount of Contributions. Except as provided under Section 4.3, promptly after the end of each Plan Year, the Parent Company may grant to the Plan for allocation to Matching Contribution Accounts of Sharing Participants a number of Deferred Common Stock Units equal in stated value to a minimum of 25% and a maximum of 75% of Sharing Participants' Basic Salary Deferrals for such Plan Year. The percentage of Salary Deferrals on which the stated value of any Plan Year's grant of DCSU's is to be based shall be the matching percentage contributed by the Parent Company to the Retirement Savings Plan for the same Fiscal Year.

4.2 Allocations to Participants. The DCSU's granted with respect to a Plan Year shall be allocated only to the Matching Contribution Account of each Participant who is a Sharing Participant for the Plan Year based upon his Basic Salary Deferral for such Plan Year. Fractional DCSU's may be allocated.

4.3 Allocations to Account of Retired and Deceased Participants. Notwithstanding the provisions of Sections 4.1 and 4.2, in the case of a Sharing Participant whose employment terminates during a Plan Year by reason of death or retirement (on or after Early or Normal Retirement Date), the final Company contribution for such Participant for the Plan Year during which his termination occurs shall be allocated to his Matching Contribution Account in the form of dollars in lieu of DCSU's.

4.4 Changes in Capital and Corporate Structure. In the event of any change in the outstanding shares of Employer Stock by reason of recapitalization, reclassification, reorganization, stock split, reverse stock split, combination of shares, stock dividend or similar transaction, the Committee or the Board of Directors of the Company shall adjust, in an equitable manner, the number of DSU's held in Matching Contribution Accounts under the Plan or otherwise equitably adjust the balances in the accounts so that the effect is substantially similar to that if the DSU's were outstanding shares immediately prior to such transaction.

ARTICLE V.   Accounts and Investment Treatment of Deferred Compensation.

5.1 Credits to Participants' Accounts. Accounts shall be established for each Participant. Each Participant's Salary Deferrals shall be credited to his Salary Deferral Account and each Participant's allocated DSU grants shall be credited to his Matching Contributions Account.

5.2 Interest Credited to Salary Deferrals. Amounts deferred by a Participant in accordance with his Salary Deferral election shall accrue interest in the manner specified by the Committee in accordance with the Rules. Deferred amounts shall begin to accrue interest as of the first day of the month following the month in which they would otherwise have been paid to the Participant.

5.3 Investment of Parent Company Matching Contributions. Except as provided under Section 4.3, the Parent Company's matching contributions under Section 4.1 shall be made in the form of Deferred Common Stock Units.

5.4 Valuation of Salary Deferral Accounts. As of the last day of each month, all interest accrued during that period shall be credited to the Salary Deferral Accounts of Participants.

5.5 Valuation of Matching Contributions Accounts. For informational purposes only, the stated value of a Participant's Matching Contributions Account may be determined at any time by multiplying the number of Deferred Stock Units allocated to his Matching Contributions Account by the stated value of a share of appropriate Employer Stock plus amounts, if any, allocated to such account under Section 4.3.

                                      B-7
                         Stock Unit Retirement Plan

5.6 Effect of Distributions or Withdrawals. If a distribution or withdrawal is made, the payment determination date shall be the last day of the month in which the distribution is due or the withdrawal is requested. The Participant's appropriate Account or Accounts shall be reduced by the amount distributed or withdrawn. A distribution or withdrawal shall be paid as soon as reasonably practicable after the payment determination date. The amount due any Participant with respect to his Salary Deferral Account shall be determined by the end-of-month valuations under Section 5.4. Subject to the provisions of Article VI the payment due a Participant from his Matching Contributions Account shall be the number of whole shares of Employer Stock issued in exchange for the whole number of Deferred Stock Units (1) allocated to his Matching Contributions Account as of the payment determination date or (2) subsequently allocated to his Matching Contributions Account in respect of a Plan Year. Fractional Deferred Stock Units remaining in a Participant's Matching Contributions Account at time of distribution shall be converted to cash at the most recent stated value of a share of Employer Stock and paid to the Participant in cash.

5.7 Distributions from Matching Contributions Accounts. Each whole Deferred Stock Unit is exchangeable for one share of Employer Stock at the time of distribution or withdrawal in accordance with Section 5.6. Parent Company shall reserve for issuance the number of shares of Employer Stock necessary to allow for issuance of Employer Stock upon exchange of Deferred Stock Units outstanding.

         Parent Company is under no obligation to issue Employer Stock unless:

              (a) The Committee is satisfied that such issuance will be in compliance with all requirements of federal and state securities laws; and

              (b) With respect to Deferred Common Stock Units, at the time of distribution, the Participant or former Participant agrees to enter into such written agreement that may then be in effect between Parent Company and any of its stockholders relating to, among other things, the transfer and voting of Parent Company's shares and agrees to execute such other documents as requested by Parent Company. Failure to promptly comply with any such request shall result in the cancellation of any obligation of the Parent Company to exchange shares of Employer Stock for Deferred Stock Units whereupon such Deferred Stock Units shall be canceled, void and of no effect. The current agreement between Parent Company and its stockholders provides that upon termination of employment of an employee who owns stock of Parent Company, Parent Company has the right to purchase such stock on terms described in said agreement, and such provision would apply to shares received in a distribution under this Plan.

         Notwithstanding any other provision hereunder, Parent Company is not obligated to take any action to cause a registration statement under the Securities Act of 1933, or under any blue sky laws, to become effective with respect to exchange of Deferred Stock Units for Employer Stock. If a Participant's Deferred Stock Units are not able to be exchanged for Employer Stock because of potential violation of federal and/or state securities laws, Parent Company shall exchange such Participant's Deferred Stock Units at the time such exchange may be made without being a violation of any such laws.

         As provided by SEC Rule 16b-3(c)(1), for Plan Participants subject to
Section 16 of the Securities Exchange Act of 1934, such Deferred Stock Units (and the shares of Employer Stock into which they are exchangeable) may not be disposed of for at least six months after the end of the Plan Year for which such DSUs were credited to the Participant's Matching Contributions Account.

5.8      Conversion of Deferred Common Stock Units into Deferred Preferred
Stock Units. All DCSUs ((including fractional DCSUs) in a Participant's Matching Contributions Account, that are not otherwise forfeited pursuant to Section 6.3, shall, upon a Separation from Service, be converted into DPSUs (including, where appropriate, fractional DPSUs), unless distributed in accordance with Section
6.1. Such conversion shall be made on the basis of the stated value of the DCSUs and the DPSUs at such time, so that as nearly as practicable the stated value of the DCSUs in the Participant's Matching Contributions Account immediately before the conversion shall be equal to the stated value of the DPSUs in the Participant's Matching Contributions Account immediately after the conversion.

                                      B-8
                         Stock Unit Retirement Plan

5.9 Growth in Deferred Preferred Stock Units. Whether or not dividends are actually declared or paid on Employer Preferred Stock, until the date DPSUs in a Participant's Matching Contributions Account are exchanged into Employer Preferred Stock, the number of DPSUs in that Participant's Matching Contributions Account shall be increased every year on December 1st by the result of (1) multiplying the stated dividend rate of the Employer Preferred Stock by the number of DPSUs in Participant's Matching Contributions Account immediately prior to such increase and (2) dividing the product by $1,000. The stated value of a Participant's Matching Contributions Account on the date the DPSUs are exchanged into Employer Preferred Stock should be substantially equal to the liquidation value of the number of shares of Employer Preferred Stock to be issued on the date of conversion (including accrued dividends). When DPSU's are exchanged into Employer Preferred Stock on a date other than December 1st, the number of DPSU's being exchanged will be similarly increased to reflect that portion of the year since the previous December 1st.

ARTICLE VI.   Distribution on Separation from Service.

6.1 Termination of Employment on Account of Retirement or After Completion of Two Years of Participation or Five Years of Service. A Participant's entire Account Balance may be payable to him, in accordance with Section 6.5, following a Separation from Service but only if his Separation from Service: (a) is on account of Early or Normal Retirement, or, (b) except as provided in Section 6.4 below, occurs after he completes two or more Years of Participation or is credited with five or more Years of Service.

6.2 Death. Upon the death of a Participant at any time, his entire Account Balance shall be payable, in accordance with Section 5.6, to the beneficiary designated or otherwise applicable pursuant to Section 2.4.

6.3 Termination of Employment Prior to Completing Two Years of Participation or Five Years of Service. Except as provided in Section 6.1 and
Section 6.2, a Participant who ceases to be an Employee before completing two Years of Participation and before receiving credit for five or more Years of Service shall be paid his entire Account Balance other than his Matching Contributions Account, which shall be forfeited, in accordance with Section 6.5.

6.4 Separation from Service for Cause. A Participant who ceases to be an Employee before receiving credit for five or more Years of Service and whose Separation from Service is on account of commission of a crime or other conduct which directly and adversely affects the Company, or disclosure of confidential information, or other aid and assistance to a competitor of the Company, shall be paid his entire Account Balance other than his Matching Contributions Account, which shall be forfeited. The determination of cause under this Section shall be made by the Committee, and shall be final and binding on all parties.

6.5 Method of Payment. Payment of Accounts upon a distribution or withdrawal shall be made in accordance with Section 5.6. The Participant or his beneficiary shall receive distribution of his Salary Deferral Account, in a lump sum in cash, and he or his beneficiary shall receive distribution of his Matching Contributions Account in the form of whole shares of Employer Stock and cash in exchange for any fractional Deferred Stock Units allocated to such Account, or any amounts allocated under Section 4.3. Any Employer Common Stock distributed under this Plan shall be subject to the Parent Company's right to purchase such stock on terms described in the then-current agreement between Parent Company and its stockholders, and any Employer Preferred Stock so distributed shall be subject to the Parent Company's right to purchase such stock in accordance with the Parent Company's Certificate of Incorporation. Distribution of a Participant's Accounts shall be made in a single payment or in installments pursuant to a valid election made by the Participant in accordance with Section 9.2 and the Rules.

                                      B-9
                         Stock Unit Retirement Plan

ARTICLE VII.   Withdrawals During Employment.

7.1 Before Completing Two Years of Participation or Five Years of Service. A Participant who has completed fewer than two Years of Participation and who has fewer than five Years of Service to his credit may withdraw, subject to
Section 7.5, his Salary Deferral Account by filing a written notice with the Plan Administrative Committee. In such event, his entire Matching Contributions Account shall be forfeited.

7.2 After Completing Two Years of Participation or Five Years of Service. A Participant who has completed two or more Years of Participation or who has to his credit five or more Years of Service may, subject to Section 7.5, withdraw all or a portion of his Salary Deferral Account by filing a written notice with the Plan Administrative Committee.

7.3 Withdrawal of Matching Contributions Account. A Participant is not permitted to withdraw any amounts from his Matching Contributions Account while still an Employee.

7.4 Participation in the Plan after Withdrawal. A Participant who makes a withdrawal under Section 7.1 or 7.2 shall be ineligible to receive any share of the Company's contribution which otherwise would have been allocated to him under Article IV for the Plan Year during which the withdrawal is made.

7.5 Special Rules Applicable to Withdrawals Prior to Termination of Employment. Prior to termination of employment, a Participant may make withdrawals from his Salary Deferral Account if approved by the Plan Administrative Committee in its sole discretion. The Participant shall certify in writing to the Plan Administrative Committee that the purpose of the withdrawal is to meet an immediate and heavy financial need upon the Participant which need cannot be met from other resources reasonably available to the Participant, and shall provide such documentation to that effect as may be requested by the Plan Administrative Committee to assist it in its determination.

ARTICLE VIII.   Breaks in Service.

8.1 Former Employees with a Year of Service. If a former Employee who has at any time been credited with a Year of Service becomes a Covered Employee, he shall become an Eligible Employee on the later of the date on which he so becomes a Covered Employee or the day on which he would have become an Eligible Employee if he had been a Covered Employee at all times between the date of his Separation from Service and the date he so became an Eligible Employee.

8.2 Former Employees without a Year of Service. If a former Employee who has never been credited with a Year Service becomes an Eligible Employee, he shall become an Eligible Employee as provided in Article II, except that he shall be treated as if he were not an Employee at any time prior to the end of his last Break in Service.

8.3 Cancellation of Years of Service. An Employee's Years of Service and Years of Participation shall be canceled for purposes of computing his nonforfeitable interest in his Account Balance under Articles VI and VII if he has a Separation from Service before he has met the requirements for Early or Normal Retirement, or before he is credited with two Years of Participation, or five Years of Service. If a former Employee again becomes an Employee his Years of Service and Years of Participation shall be restored if he becomes an Employee before incurring five consecutive Breaks in Service, or if he was at any time a Participant in the Plan, and

         (a) he is credited with a Year of Service after his prior Years of Service were canceled; and

         (b) he had to his credit when his Years of Service were canceled a Period of Service longer than his longest Period of Severance that follows the date his Years of Service were canceled.

                                      B-10
                         Stock Unit Retirement Plan

ARTICLE IX.   Administration.

9.1 Overall Responsibility. Parent Company, acting by resolution of its Board of Directors or of a duly authorized Committee, shall have overall responsibility and authority for the Plan including control and management of the Accounts of the Plan, design of the Plan, the right to amend the Plan, the exercise of all administrative functions provided in the Plan or necessary to the operation of the Plan, except such functions as are assigned to other persons pursuant to the Plan.

9.2      Committee.

         (a) Appointment and Tenure. Parent Company shall appoint a Plan Administrative Committee, which shall each consist of not less than three members, each of whom (1) shall be a member of the Board of Directors of the Parent Company, (2) shall not be an Employee, and (3) shall be a disinterested person (within the meaning of Section (c) (2) of SEC Rule 16b-3, or any successor provision). The Committee shall hold office during the pleasure of the Board of Directors of Parent Company, and such Board of Directors shall fill all vacancies on the Committee.

         (b) Action to be by Majority of Committee. Any act which this Plan authorizes or requires the Committee to do may be done by a majority of the members of the Committee at the time acting hereunder; and the action of such majority of the members of the Committee expressed from time to time by a vote at a meeting, or in writing without a meeting, shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all of the members of the Committee at the time in office.

         (c) Secretary of Committee. The Committee shall appoint a Secretary who may or may not be a member of the Committee, and such other agents or representatives as it may deem advisable, who need not be members of the Committee but may or may not be Participants under this Plan, to keep the records of the Committee and to assist it in doing any other acts or things to be done or performed by the Committee. The Secretary of the Committee shall be Agent for Service of Process for the Plan.

         (d) Disqualification to Vote. A member of the Committee who is also a Participant hereunder shall not act, vote, or otherwise influence a decision of the Committee relating solely to his own participation under the Plan except that he may be counted present for purposes of a quorum at any meeting of the Committee during which such act, vote or decision is taken or made.

         (e) Administrator of the Plan. The Plan Administrative Committee shall be sole administrator of the Plan and as such have sole responsibility and authority to control the operation and administration of the Plan, including, without limiting the generality of the foregoing, (i) determination of benefit eligibility and amount and certification thereof, (ii) issuance of directions to pay any fees, taxes, charges, or other costs incidental to the operation and management by the administrator of the Plan; (iii) issuance of directions as to the cash needs of the Plan; (iv) the preparation and filing of all reports required to be filed with any agency of the government; (v) compliance with all disclosure requirements imposed by law; (vi) maintenance of all books of account, records and other data as may be necessary for proper administration of the Plan, (vii) approval of the amount of employer contribution referred to in Section 4.1, provided, however, that the Plan Administrative Committee may delegate to other persons such of its functions (other than (vii) above) as it deems appropriate.

         (f) Rules of Administration. The Plan Administrative Committee shall adopt such Rules and regulations for administration of the Plan as it considers desirable, provided they do not conflict with the Plan, and may construe the Plan, correct defects, supply omissions and reconcile inconsistencies to the extent necessary to effectuate the Plan and such action shall be conclusive. Records of administration of the Plan shall be kept, and Employees and their beneficiaries may examine records pertaining to themselves. However, in the event of an extended Deferral, DCSU's shall be converted into DPSU's in accordance with Section 5.8.

                                      B-11
                         Stock Unit Retirement Plan

         (g) Claims Procedure. The Committee shall adopt a written procedure whereunder a Participant or beneficiary shall appeal any denial of benefits claimed to be due such Participant or beneficiary.

         (h) Compensation and Expenses. The members of the Committee shall serve without compensation for services as such, but all normal and reasonable expenses of the Committee shall be paid by ARAMARK.

         (i) Reliance on Reports and Certificate. The Committee will be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports which will be furnished by any accountant, controller, counsel, or other person who is employed or engaged for such purposes.

         (j) Liability and Responsibility of Committee. The members of the Committee shall be fully protected in respect to any action taken or suffered by them in good faith in reliance upon the advice of its advisors. To the extent permitted by law, the Company shall indemnify members of the Committee against any liability or loss sustained by reason of any act or failure to act in such capacity as Committee members, if such act or failure to act does not involve willful misconduct. Such indemnification includes attorneys' fees and other costs and expenses reasonably incurred in defense of any action brought against such members by reason of any such act or failure to act. No bond or other security shall be required of any member of the Committee unless the member handles funds or other property of the Plan.

         (k) Elections to Extend Deferrals After a Separation from Service. In addition to the other powers and authority granted under this
              Section 9.2, the Plan Administrative Committee shall be specifically authorized to adopt Rules to allow Participants to elect to defer those distributions, that would otherwise be payable upon a Separation from Service pursuant to Section 6.1, to a time or times after the Separation from Service. Such Rules may specify the manner in which any such election may be made, and for example may provide, among other things, that any such election must be made in writing prior to such Separation from Service, on the forms established by the Plan Administrative Committee, and that once made any such election is irrevocable.

9.3 Services of the Plan. Parent Company and the Committee may contract for legal, investment advisory, medical, accounting, clerical, and other services to carry out the Plan. The costs of such services shall be paid by ARAMARK.

9.4 Liability for Administration. Neither the Committee, the Company, Parent Company, nor any of its directors, officers, or employees shall be liable for any loss due to its error or omission in administration of the Plan unless the loss is due to the gross negligence or willful misconduct of the party to be charged.

ARTICLE X.  No Segregation of Assets.

10.1 The Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of the Company, or any Affiliate, for payment of any benefits hereunder. No Participant or other person shall have any interest in any particular assets of the Company by reason of the right to receive a benefit under the Plan and any such Participant or other person shall have only the rights of a general unsecured creditor of ARAMARK with respect to any rights under the Plan.

                                      B-12
                         Stock Unit Retirement Plan

ARTICLE XI.   Amendment and Termination.

11.1 Amendment or Termination of Plan. The amendment and restatement of this Plan shall be effective upon approval of the Plan as amended and restated by the affirmative vote of the holders of a majority of the securities of the Parent Company present, or represented, and entitled to vote at a meeting of such shareholders. Any subsequent amendment shall be similarly approved if the amendment would (a) materially increase the benefits accruing to Participants under the Plan; (b) materially increase the number of shares of Employer Stock which may be issued under the Plan; or (c) materially modify the requirements for eligibility for participation in the Plan. Parent Company may terminate the Plan or subject to the foregoing amend the Plan at any time by or pursuant to a resolution of its Board of Directors.

11.2 Sale of Affiliate. In the event that a Participant in this Plan ceases to be an Employee by reason of the sale or spin-off of an Affiliate, such Participant shall be treated as a terminated employee and distribution of his Account Balance under this Plan shall be made in accordance with Article VI.

ARTICLE XII.   Miscellaneous.

12.1 No Assignment or Alienation of Benefits. Except as hereinafter provided with respect to "family disputes," a Participant's Account may not be voluntarily or involuntarily assigned or alienated. In cases of "family dispute," the Company will observe the terms of the Plan unless or until ordered to do otherwise by a state or Federal court. The term "family dispute" for purposes of this Section 12.1 includes both marital disputes and support orders for family members or other dependents. As a condition of participation, a Participant agrees to hold the Company harmless from any claims that arise out of the Company's obeying the final order of any state or Federal court, whether such order effects a judgment of such court or is issued to enforce a judgment or order of another court. In addition, for application only to Plan Participants subject to Section 16 of the Securities Exchange Act of 1934, the provisions of SEC Rule 16b-3(a)(2) (or any successor provision) are specifically incorporated herein by reference.

12.2 Effect on Employment. This Plan shall not confer upon any person any right to be continued in the employment of the Company or an Affiliate.

12.3 Facility of Payment. If ARAMARK deems any person incapable of receiving benefits to which he is entitled by reason of minority, illness, infirmity, or other incapacity, it may direct that payment be made directly for the benefit of such person or to any person selected by ARAMARK to disburse it, whose receipt shall be a complete acquittance therefore. Such payments shall, to the extent thereof, discharge all liability of ARAMARK, the Company, and the party making the payment.

12.4 Tax Withholding. Distributions from the Plan may be subject to tax withholding for Federal, state, and local taxes. Participant, by agreeing to participate in the Plan, consents to the timely withholding of such taxes, either through a reduction in the amount of the distribution, withholding from other amounts payable by Company to Participant, including salary and bonus payments, or by payment to ARAMARK in cash of an appropriate amount in taxes.

12.5 Applicable Law. Except as provided by Federal law, the Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, except for provisions relating to Employer Stock, which shall be governed by and construed in accordance with the laws of the State of Delaware.

12.6 Effective Date. The foregoing provisions of this Plan shall apply to individuals (or beneficiaries of individuals) who are Employees on or after the Effective Date set forth under the title of the Plan, except as may otherwise be provided in the Plan. The rights of any other individual (or beneficiary) shall be determined by the provisions of the Plan as in effect on the date of such individual's latest Separation from Service except as may be provided by specific reference in any amendment adopted thereafter.

                                      B-13
                         Stock Unit Retirement Plan

12.7 SEC Rule 16b-3. This plan is intended to come within the safe harbor provided by SEC Rule 16b-3 (or any successor provision) with respect to persons who are subject to Section 16 of the Securities Exchange Act of 1934. Any provision required by such Rule to be set forth in this Plan is incorporated herein by reference, and any inconsistent provision herein (other than Section 11.1) is superseded.

                                      B-14
                         Stock Unit Retirement Plan

LOGO ARAMARK
                              ARAMARK CORPORATION
                                   PROXY CARD
                       SOLICITED BY THE BOARD OF DIRECTORS


Joseph Neubauer, Martin W. Spector and Donald S. Morton (each with power of substitution) are hereby authorized to vote all the shares which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders of ARAMARK Corporation (the "Company") to be held on February 13, 1996 and at any adjournment, as follows:

1. Election of Directors
   [ ] FOR all nominees listed below        [ ] WITHHOLD AUTHORITY to vote
       (except as marked to the                 for all nominees listed below
       contrary below)

          R.J. Callander, A.K. Campbell, R.R. Davenport, P.L. Defliese,
           L.F. Driscoll, Jr., M.S. Fromstein, E.G. Jordan, T.H. Kean,
                    R.C. MacDonald, J. Neubauer, J.E. Preston

(To withhold authority to vote FOR, write name(s) on line:

--------------------------------------------------------)

2. To consider and act upon a proposal to approve the Combined Stock Ownership Plan

       [ ]  FOR          [ ]  ABSTAIN           [ ]  AGAINST

3. To consider and act upon a proposal to approve the Stock Unit Retirement Plan

      [ ]   FOR         [ ]   ABSTAIN          [ ]   AGAINST

4. In their discretion upon such other matters as may properly come before this meeting

           [ ]   GRANT  AUTHORITY            [ ]  WITHHOLD  AUTHORITY

                                    (Continued and to be signed on reverse side)

     Any of the above-named proxy agents or their substitutes present and acting at the meeting shall have all the powers conferred hereby.

     If no choice is specified and the card is properly signed and returned, the shares represented by the proxy card will be voted FOR the election of directors, the approval of the Combined Stock Ownership Plan and the approval of the Stock Unit Retirement Plan.


     Dated:
           ------------------------         ---------------------------------
                                                Signature of Stockholder

                                            IMPORTANT: Please sign exactly as
                                            your name or names appear hereon.
                                            Joint owners should each sign
                                            personally. If you sign as agent or
                                            in another representative capacity,
                                            please state the capacity in which
                                            you sign.

                                            PLEASE MARK, SIGN, DATE AND RETURN
                                            THE PROXY CARD PROMPTLY USING THE
                                            ENCLOSED ENVELOPE.

                                                                 LOGO ARAMARK

PLEASE INDICATE ANY ADDRESS CORRECTIONS OR CHANGES ABOVE.